UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 24, 2010

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On March 24, 2010, Brenda Curtis resigned from the Boards of Directors of Center Bancorp, Inc. (the “Company” or the “Registrant”) and its banking subsidiary, Union Center National Bank (the “Bank”), effective immediately.

On March 25, 2010, Phyllis S. Klein was appointed to the Boards of Directors of the Company and the Bank.  Ms. Klein, age 48, has been a partner with the law firm of Donahue, Hagan, Klein, Newsome & O’Donnell, P.C., for thirteen years.  Ms. Klein has been named to the Compensation Committee, Nominating Committee and Executive Committee of the Boards of Directors of the Registrant and the Bank.  She will stand for election at the Company’s 2010 annual meeting of shareholders.

Also on March 25, 2010, the Registrant’s Board appointed Stephen J. Mauger to the position of Vice President, Treasurer and Chief Financial Officer of the Company, effective immediately.  Mr. Mauger will also continue to serve as Senior Vice President and Chief Financial Officer of the Bank.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 – Press release, dated March 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Anthony C. Weagley
Name:	Anthony C. Weagley
Title:	President and Chief Executive Officer

Dated:  March 29, 2010

EXHIBIT INDEX

Exhibit 99.1 – Press release, dated March 29, 2010.